AGREEMENT

                                May 18, 2001


     First NIS Regional Fund SICAV ("First NIS Fund") and BPEP Management UK Limited ("BPEP") hereby agree, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Act"), to file a joint statement on Schedule 13D under the Act in connection with their beneficial ownership of Common Stock, par value $0.01 per share, of Golden Telecom, Inc. This Agreement applies to such Schedule 13D and any subsequent amendments thereto, and shall be included as an Exhibit to such Schedule 13D and each such amendment.

     First NIS Fund and BPEP state that they are each eligible to report beneficial ownership on Schedule 13D pursuant to the Act.

     First NIS Fund and BPEP shall each be responsible for the timely filing of the statement and any amendments thereto, and for the completeness and accuracy of the information concerning each of them contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others.

                          [signature page follows]

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                                     FIRST NIS REGIONAL FUND SICAV

                                     By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:


                                     BPEP MANAGEMENT UK LIMITED


                                     By: /s/
                                        -----------------------------------
                                        Name:
                                        Title: